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PROSPECTUS SUPPLEMENT (To prospectus dated February 14, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-192257

$10,000,000
Common Stock

        This prospectus supplement and the accompanying prospectus relate to the issuance and sale of shares of our common stock from time to time through our sales agent, MLV & Co. LLC, or MLV. These sales, if any, will be made pursuant to the terms of the At-The-Market Issuance Sales Agreement, dated as of March 31, 2014, entered into between ZaZa and MLV. Our sales agreement is limited to the sale of up to a number of shares of common stock with an initial offering price not to exceed the amount that can be sold under the registration statement. As of the date of this prospectus supplement, such amount is limited by General Instruction I.B.6 of Form S-3 to be approximately $13.3 million (based on 40,010,467 shares of our common stock not held by affiliates outstanding as of March 31, 2014 and a price per share of $1.00, which was the closing price of our common stock on the NASDAQ Capital Market on January 31, 2014—the highest closing price during the 60 days prior to March 31, 2014). We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on and includes the date of this prospectus supplement.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "ZAZA." On March 28, 2014 the last reported sales price of our common stock on the NASDAQ Capital Market was $0.72 per share. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), which includes sales made directly on the NASDAQ Capital Market, on any other existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, subject to our approval. MLV will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on terms mutually agreed between MLV and ZaZa. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        The commission to MLV for sales of our common stock pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds from the sales. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares.

        In connection with the sale of common stock on our behalf, MLV is an "underwriter" within the meaning of the Securities Act, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

        Investing in our common stock involves risks. Please carefully review the information under the heading "Risk Factors" on page S-3 of this prospectus supplement and on page 5 of the accompanying prospectus. Risks associated with any investment in our common stock are described in our filings with the Securities and Exchange Commission (the "SEC").

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus supplement is March 31, 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and MLV has not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell the offered securities. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, including the risks of investing discussed under the heading "Risk Factors" on page S-3 of this prospectus supplement, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

About ZaZa Energy Corporation

        ZaZa Energy Corporation is an independent oil and gas company focused on the exploration and production of unconventional oil and gas assets. We currently operate primarily through joint ventures in the Eaglebine trend in East Texas and the Eagle Ford trend in South Texas. As of December 31, 2013, we held approximately 64,000 net acres in our areas of operations with proved reserves of approximately 687 MBoe (47% oil) having a standardized measure of approximately $14.5 million. Our common stock is traded on the NASDAQ Capital Market under the trading symbol "ZAZA."

        In this prospectus supplement, unless the context provides otherwise, "we," "our," "us," the "Company" and like references refer to ZaZa Energy Corporation and its subsidiaries. References to common stock refer to our common stock, par value $0.01 per share.

        We produce both oil and natural gas. Throughout this prospectus supplement, when we refer to "total production," "total reserves," "percentage of production," "percentage of reserves," or any similar term, we have converted our natural gas reserves or production into barrel of oil equivalents. For this purpose, six thousand cubic feet of natural gas is equal to one barrel of oil, which is based on the relative energy content of natural gas and oil. Natural gas liquids are aggregated with oil in this prospectus supplement.

        Our principal executive office is located at 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900. We maintain an internet web site at www.zazaenergy.com. Except for documents incorporated by reference into this prospectus supplement, no information contained in, or that can be accessed through, our internet web site is to be considered as part of this prospectus supplement.

 The Offering

Common stock offered by us pursuant to this prospectus supplement:	$10,000,000
Manner of offering:	"At the market" offering that may be made from time to time through our agent, MLV & Co. LLC. See "Plan of Distribution" on page S-7.
Use of Proceeds:	We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page S-5.
Risk Factors:

Our business and an investment in our common stock involve significant risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement for a discussion of factors you should read and carefully consider before investing in our common stock.

NASDAQ Capital Market symbol:	"ZAZA"

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before making a decision about investing in our common stock, you should carefully consider the risk factors we include or incorporate by reference into this prospectus supplement, as well as the risk factors set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report and any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        We may issue shares of our common stock with aggregate sales proceeds of up to $10,000,000 from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion over the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

        We currently intend to use the net proceeds from this offering for capital expenditures, repayment, refinancing or redemption of indebtedness or other securities and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

        Pending their use, we expect to invest the net proceeds from this offering in short-term, interest-bearing, marketable securities. These investments may not yield a favorable return to our stockholders. See "Use of Proceeds" for a more detailed description of our proposed use of proceeds from this offering.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As of December 31, 2013, 3,879,179 shares of common stock were reserved for future issuance under our long-term incentive plan, and 2,307,311 shares of common stock were subject to outstanding restricted stock units. As of that date, there were also warrants outstanding to purchase 27,433,244 shares of our common stock and $40.0 million in convertible notes that are convertible into shares of our common stock at an initial conversion rate of 400 shares of common stock per $1,000 principal amount. Additionally, on February 24, 2014, we entered into exchange agreements (the "Exchange Agreements") with each of Todd A. Brooks (President and Chief Executive Officer of the Company), John E. Hearn, Jr. (a Director of the Company), Gaston L. Kearby (a Director of the Company) and entities controlled by each of these individuals, to issue, subject to the fulfillment of certain conditions, approximately 9.48 million shares of our common stock as partial consideration for the exchange of Subordinated Notes due 2017 held by such individuals and entities. You will incur additional dilution upon the grant of any shares under our long-term incentive plan, upon exercise of any outstanding warrants, the conversion of any of our outstanding convertible notes or any issuance of common stock under the Exchange Agreements.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of common stock offered by us under this prospectus supplement for general corporate purposes. These purposes may include:

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  capital expenditures;

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  acquisitions;

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  working capital; and

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  repayment, refinancing or redemption of indebtedness or other securities.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DILUTION

        Our net tangible book value as of December 31, 2013 was a deficit of approximately $61.0 million, or $(0.57) per share of common stock. Net tangible book value per share is calculated by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2013. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

        After giving effect to the sale of our common stock in the aggregate amount of $10,000,000 at an assumed offering price of $0.72 per share (the last reported sale price of our common stock on March 28, 2014) and after deducting the sales agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2013 would have been a deficit of approximately $51.6 million, or $(0.43) per share. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and immediate dilution in net tangible book value of $1.15 per share to new investors participating in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.72
Net tangible book value per share as of December 31, 2013	$(0.57)
Increase per share attributable to investors purchasing our common stock in this offering	$0.14
As adjusted net tangible book value per share as of December 31, 2013, after giving effect to this offering		$(0.43)
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$1.15

        Except as otherwise indicated, all information in this prospectus supplement is based on 107,589,041 shares of common stock outstanding as of December 31, 2013 and excludes, as of December 31, 2013, the following:

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  shares of our common stock issuable upon conversion of any or all of our $40.0 million in outstanding convertible notes due August 1, 2017 at an initial conversion rate of 400 shares of common stock per $1,000 convertible note;

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  27,433,244 shares of our common stock issuable upon the exercise of outstanding warrants with an exercise price of $1.98 per share and that expire on February 21, 2017;

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  3,879,179 shares of our common stock available for award under the ZaZa Energy Corporation 2012 Long-Term Incentive Plan; and

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  approximately 9.84 million shares of our common stock that may be issued to Todd A. Brooks, John E. Hearn, Jr., Gaston Kearby and entities controlled by each of these individuals pursuant to the Exchange Agreements.

 DIVIDEND POLICY

        We have not paid any cash dividends in the past on our common stock. The covenants in certain debt instruments to which we are a party place certain restrictions and conditions on our ability to pay dividends. Furthermore, the warrants that were issued on February 21, 2012, prohibit the payment of cash dividends on our common stock. These warrants were issued to the purchasers of our senior secured notes, which mature in 2017, and of which $15.0 million of the original $100.0 million principal amount is still outstanding as of February 28, 2014. Also, as a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. Any future cash dividends would depend on contractual limitations, future earnings, capital requirements, our financial condition and other factors determined by our board of directors.

 PLAN OF DISTRIBUTION

        We have entered into an At-The-Market Issuance Sales Agreement with MLV & Co. LLC, or MLV, dated March 31, 2014, under which we may issue and sell shares of our common stock from time to time through MLV, as our exclusive agent, in an aggregate amount not to exceed the amount that can be sold under the registration statement, which amount, as of the date of this prospectus supplement, is approximately $10,000,000 million. MLV may sell the shares of common stock by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the NASDAQ Capital Market, on any other existing trading market for the common stock or to or through a market maker. MLV may also sell shares of our common stock in privately-negotiated transactions, subject to our prior approval.

        Each time that we wish to issue and sell shares of common stock under the sales agreement, we will provide MLV with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

        Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreement, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified in such terms. Unless otherwise specified, the settlement between us and MLV of shares of our common stock will occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. The obligation of MLV under the sales agreement to sell our common stock pursuant to a placement notice is subject to various conditions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        We will pay MLV a commission equal to an aggregate of 3% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV with respect to certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse MLV for certain expenses incurred in connection with the offering of our common stock pursuant to the sales agreement, up to a maximum of $35,000. We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $350,000.

        The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all of our shares of common stock subject to the sales agreement and (2) the termination of the sales agreement as permitted therein.

        MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market-making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Sidley Austin LLP, Houston, Texas. MLV is being represented in connection with this offering by Reed Smith LLP, New York, New York.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        This prospectus supplement includes through incorporation by reference certain of the reports and other information that we have filed with the SEC. This means that we are disclosing important information to you by referring you to those documents. The information that we later file with the SEC is incorporated by reference herein and will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished under Item 2.02 or Item 7.01 on any Current Report on Form 8-K) until the offering of the securities described in this prospectus supplement is terminated:

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  our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014;

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  our Current Reports on Form 8-K filed with the SEC on February 7, 2014, February 26, 2014, March 12, 2014, March 20, 2014 and March 21, 2014; and

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013.

PROSPECTUS

$150,000,000

ZaZa Energy Corporation

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Subscription Rights
Warrants
Depositary Shares
Purchase Contracts
Units

        We may offer and sell from time to time, in one or more offerings and in any combination, up to $150,000,000 of debt securities, which may be guaranteed by certain of our subsidiaries, common stock, preferred stock (either separately or represented by depositary shares), warrants, subscription rights and purchase contracts, as well as units that include any of these securities or of one or more other entities. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also supplement, modify, or supersede information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement or other offering materials, together with the information incorporated by reference into this prospectus, before you invest.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "ZAZA". On February 13, 2014, the last reported sale price of our common stock was $0.9581 per share. We have not determined whether we will list any of the other securities that we may offer on an exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

        Investing in our securities involves risks. You should carefully consider the risk factors set forth in this prospectus, in the applicable prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission, as described under the section entitled "Risk Factors" on page 5 of this prospectus, before making any decision to invest in any of the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2014.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission discussed under the heading "Where You Can Find More Information."

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we file with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $150,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement or other offering materials, together with the information incorporated by reference as described below under the headings "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        You should rely only on the information provided in this prospectus and in any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or other offering materials is accurate at any date other than the date indicated on the applicable cover page of such document. Our business, financial condition and results of operations may have changed since that date.

        In this prospectus, except as otherwise indicated or as the context otherwise requires, "ZaZa," "we," "our," "us" and the "company" refer to ZaZa Energy Corporation, a Delaware corporation. In the discussion of our business in this prospectus, "we," "our" and "us" also refer to our subsidiaries, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information we incorporate by reference, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbor provisions of the U.S. federal securities laws. Forward-looking statements are, by definition, statements that are not historical in nature and relate to possible future events. They may be, but are not necessarily, identified by words such as "will," "would," "should," "likely," "estimates," "thinks," "strives," "may," "anticipates," "expects," "believes," "intends," "goals," "plans," or "projects" and similar expressions.

        These forward-looking statements reflect our current views with respect to possible future events, are based on various assumptions and are subject to risks and uncertainties. These forward-looking statements are not guarantees or predictions of our future performance, and our actual results and future developments may differ materially from those projected in, and contemplated by, the forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include the following:

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  our registered public accounting firm has expressed doubt about our ability to continue as a going concern;

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  our ability to raise necessary capital in the future;

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  the effect of our indebtedness on our financial health and business strategy

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  whether our joint venture partners elect to move forward with subsequent phases of our joint venture

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  our ability to maintain or renew our existing oil and gas leases or obtain new ones;

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  possible title impairments to our properties;

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  our ability to obtain equipment and personnel;

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  uncertainties in reserve and production estimates;

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  our ability to replace oil reserves;

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  the loss of the current purchaser of our oil production;

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  our ability to market and transport our production;

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  our ability to compete in a highly competitive oil industry;

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  the loss of senior management or key employees;

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  assessing and integrating acquisitions;

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  hurricanes, natural disasters or terrorist activities;

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  change in legal rules applicable to our activities;

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  extensive regulation, including environmental regulation, to which we are subject;

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  volatility in oil and natural gas prices;

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  our ability to execute our business strategy and be profitable;

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  volatility in the financial and credit markets;

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  changes in general economic conditions;

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  drilling and operating risks;

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  production expense estimates;

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  the impact of derivative positions;

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  the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities; and

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  other matters that are discussed in our filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

        For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our annual report on Form 10-K for the fiscal year ended December 31, 2012, our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings "Where You Can Find More Information" and "Incorporation

by Reference of Certain Documents." Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

        Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws and regulations.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports and documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with the prospectus. We will provide these documents, at no cost to the requestor, upon written or oral request directed to:

    ZaZa Energy Corporation
    1301 McKinney Street, Suite 2800
    Houston, Texas 77010
    Attn: Corporate Secretary
    Telephone: (713) 595-1900.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC's Web site at www.sec.gov. You may also inspect and, for a fee, copy any document that we file with the SEC at the SEC's Public Reference Room at Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, we post our filed documents on our Web site at www.zazaenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Web site is to be considered as part of this prospectus and should not be relied upon in determining whether to invest in our securities.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        We "incorporate by reference" in this prospectus the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference:

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  our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 2, 2013;

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  our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Amendment No.1 filed with the SEC on June 25, 2013; our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 14, 2013; and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on November 12, 2013;

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  our current reports on Form 8-K filed with the SEC on January 25, 2013 (8-K/A), January 28, 2013 (Item 1.01 only), March 25, 2013 (Item 1.01 only), March 25, 2013 (Item 1.01 only), April 8, 2013 (Item 5.02 only), April 16, 2013 (Item 5.02 only), June 5, 2013 (Item 5.07 only), July 2, 2013 (Items 1.01 and 1.02 only), July 31, 2013 (Item 2.01 only), August 22, 2013 (Items 1.01 and 3.02 only), September 30, 2013 (Item 1.01 only), October 21, 2013 (Item 1.01 only) and February 7, 2014 (Item 1.01 only);

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  our registration statement on Form 8-A dated February 21, 2012, which contains the description of our common stock, including any amendment or report updating such description.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering with this prospectus. We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

    ZaZa Energy Corporation
    1301 McKinney Street, Suite 2800
    Houston, Texas 77010
    Attn: Corporate Secretary
    Telephone: (713) 595-1900

 ZAZA ENERGY CORPORATION

        ZaZa Energy Corporation ("ZaZa") is an independent exploration and production company focused on unconventional oil and gas resources, particularly tight oil plays. ZaZa has grown its existing property base by developing and exploring its acreage, purchasing new undeveloped leases, and acquiring oil and gas producing properties and drilling prospects. As of December 31, 2012, ZaZa's proved reserves were 3,348 MBOE.

        We were formed as a Delaware corporation on August 4, 2011 for the purpose of being the holding company of both Toreador Resources Corporation, a Delaware corporation ("Toreador"), and ZaZa Energy, LLC, a Texas limited liability company ("ZaZa LLC"), from and after a businesses combination between those two entities that was completed on February 21, 2012. On February 22, 2012 our common stock began trading on the NASDAQ Capital Market under the trading symbol "ZAZA." In this registration statement, unless the context provides otherwise, "we," "our," "us," the "Company" and like references refer to ZaZa and its subsidiaries.

        We produce both oil and natural gas. Throughout this registration statement, when we refer to "total production," "total reserves," "percentage of production," "percentage of reserves," or any similar term, we have converted our natural gas reserves or production into barrel of oil equivalents. For this purpose, six thousand cubic feet of natural gas is equal to one barrel of oil, which is based on the relative energy content of natural gas and oil. Natural gas liquids are aggregated with oil in this registration statement.

        Our principal executive office is located at, 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900. We maintain an Internet Web site at www.zazaenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Internet Web site is to be considered as part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference herein and contained in any applicable prospectus supplement, as well as the risk factors set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. You should also refer to the other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds from a particular offering of securities will be described in the prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges for the periods indicated. To date we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges presented below.

	Predecessor					Successor
			Year Ended December 31,
	Year Ended December 31, 2008(a)	Period from March 4, 2009 (inception) to December 31, 2009(a)	2010(a)	2011(a)	Period from January 1, 2012 to February 21, 2012(a)	Period from February 22, 2012 to December 31, 2012(a)	Nine Months Ended September 30, 2013
Ratio of Earnings to Fixed Charges(b)	—	—	105.9	—	—	2.5	—

(a)
ZaZa Energy Corporation was formed on August 4, 2011 for the purpose of being the holding company of both Toreador Resources Corporation and ZaZa Energy, LLC, from and after a business combination between those two entities that was completed on February 21, 2012. ZaZa Energy, LLC was founded March 4, 2009 and was the predecessor company of ZaZa Energy Corporation. Accordingly, a ratio of earnings to fixed charges is not available for the year ended December 31, 2008.

(b)
For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income (loss) before equity earnings and cumulative effect of change in accounting principle and fixed charges (excluding capitalized interest); and (2) fixed charges consist of interest expense, capitalized interest, amortization of debt discount and deferred financing costs and the interest portion of rental expense. For the period ended December 31, 2009, there were earnings of $0.1 million and fixed charges of zero. Accordingly, a ratio cannot be calculated. Earnings were insufficient to cover fixed charges by $2.7 million for the year ended December 31, 2011, $26.5 million for the period from January 1, 2012 to February 21, 2012 and $117.6 million for the nine months ended September 30, 2013.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        This prospectus describes certain general terms and provisions of the debt securities we may issue from time to time pursuant to this prospectus. The debt securities of any series may be senior debt securities or subordinated debt securities, may be secured or unsecured and may have the benefit of guarantees by one or more of our subsidiaries. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. As used in this registration statement, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indentures. We will file the definitive indenture, when executed, as well as any amendments thereto, as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. Except as we may otherwise indicate, the terms of the form of senior indenture and the form of subordinated indenture are identical.

        We have summarized select portions of the senior debt securities, the subordinated debt securities and the indentures below. The following summary does not purport to be a complete description of the indentures, the debt securities or the guarantees, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indentures, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, or the Trust Indenture Act. You may obtain copies of the indentures as described under "Where You Can Find More Information."

General

        We may issue debt securities under the indentures from time to time in one or more series with the same or different terms. All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuances of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or in one or more supplemental indentures, and will be set forth in an officers' certificate.

        We will describe the particular terms of each series of debt securities we offer, as well as any modifications or additions to the general terms of the indentures, in a prospectus supplement relating to the offer of those series of debt securities, including some or all of the following terms:

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  the title and ranking of the debt securities (which title shall distinguish such debt securities from all other debt securities we issue), including, as applicable, whether the debt securities are convertible or exchangeable for other securities;

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  the subordination, if any, of the debt securities of the series pursuant to the indenture;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities;

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  the date or dates, whether fixed or extendable, on which we will pay the principal on the debt securities;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and the record dates for the determination of holders to whom interest is payable;

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  any provisions relating to the issuance of the debt securities at an original issue discount;

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  the place or places where the principal of and interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

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  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable in accordance with the provisions of the debt securities or resolution of our board of directors or any applicable supplemental indenture;

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  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices, at which, and the period or periods within which, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, including the terms or method of payment thereof if other than cash, and any provision for the remarketing of the debt securities;

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  the denominations, including U.S. Dollars, euros or pounds sterling, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities, including the legends required by law or as we deem necessary or appropriate, the form of any temporary global security which may be issued;

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  whether the debt securities are issuable in tranches;

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  any obligation we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation, and any limitations on the ownership or transferability of the securities or property into which holders of the debt securities may convert or exchange the debt securities;

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  if other than the trustee under the indentures, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indentures for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the indentures;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

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  any deletions from, modifications of or additions to any other affirmative or negative covenants with respect to the debt securities;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, and under what circumstances, we will pay additional amounts on the debt securities to any holder of the debt securities who is a non-United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities, in whole or in specified part, will be subject to defeasance or covenant defeasance and, if the debt securities may be defeased in whole or in specified part, any provisions to permit a pledge of obligations other than government obligations or other arrangements to satisfy the requirements for defeasance and, if other than by a resolution of our board of directors, the manner in which we may elect to defease the securities will be evidenced;

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  if the debt securities are to be guaranteed by any guarantors, the names of any guarantors of the debt securities and the terms of the guarantees including any deletions from, or modifications of or additions to, the provisions in the indentures related thereto;

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  whether the debt securities are to be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements; and

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  any other terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. "Business Day" means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        Unless otherwise indicated in the applicable prospectus supplement, the applicable trustee will act as paying agent and registrar for the debt securities under the indentures. We may act as paying agent or registrar under the indentures.

Covenants

        Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive financial covenants, including, among others, covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Transfer of Assets

        The indentures permit a consolidation or merger between us and another entity and/or the sale, assignment, transfer, conveyance or other disposition by us of all or substantially all of our property and assets, provided that:

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  either (a) we are the surviving corporation or (b) the entity formed by, or surviving, any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of a U.S. jurisdiction;

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  the entity formed by, or surviving, any such consolidation or merger (if other than us) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all our obligations under the debt securities and the indentures pursuant to agreements reasonably satisfactory to the applicable trustee;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the applicable indenture and that all conditions precedent to the transaction contained in the applicable indenture have been satisfied.

        After any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets in a transaction in accordance with the indentures, the successor entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for us in the indentures, and may exercise every right and power of ours under this indenture with the same effect as if such successor entity had been named as the company in such indenture.

        In addition, we are not permitted under the indentures, directly or indirectly, to lease all or substantially all of our or our subsidiaries properties and assets taken as a whole, in one or more related transactions, to any other entity.

Modification and Waiver

        Under the indentures, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities affected by the modification or amendment. Without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

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  reduce the principal amount of debt securities of that series;

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  reduce the principal of or change the fixed maturity of any debt security of that series;

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  reduce the rate of or change the time for payment of interest, including default interest, on any debt security of that series;

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  alter or impair the right to convert at the rate or upon the terms provided in the applicable indenture;

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  make any of the debt securities payable in money other than that stated in the debt securities of that series;

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  impair a holder's right to sue us for the enforcement of payments due on the debt securities of that series; or

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  if any debt securities of a series are guaranteed by the guarantee of any guarantor, a release of such guarantor from any of its obligations under such guarantee, except in accordance with the terms of the applicable indenture.

        Notwithstanding the preceding, under the indentures, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series may, on behalf of all holders of the debt securities of such series:

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  waive compliance by us with certain restrictive provisions of the applicable indenture; and

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  waive any existing or past default under the applicable indenture, except (a) a default in the payment of the principal of, or any premium or interest on, any debt securities of such series; or (b) a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of such series.

        We and the trustee may amend the indentures to, among other things, establish any series of debt securities or related guarantees or correct errors and ambiguities without the consent of any holder of debt securities as set forth in the indentures and as described in the prospectus supplement.

Events of Default

        Unless we provide otherwise in the applicable prospectus supplement, "event of default" under the indentures will mean, with respect to any series of debt securities, any of the following:

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  failure to pay interest on any debt security for 30 days after the payment is due;

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  failure to pay the principal of, or any premium on, any debt security when due, either at maturity, upon redemption or otherwise;

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  failure on our part to comply with any other covenant or agreement in the indentures that applies to the debt securities for 90 days after we have received written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable indenture;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any guarantee by any guarantor for any reason ceasing to be, or for any reason being asserted in writing by us or such guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indentures or by terms of such series of debt securities.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

        Each indenture requires us and any guarantor to file an officers' certificate with the trustee each year regarding compliance with the terms of the applicable indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

        The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indentures provide that in case an event of default has occurred and is continuing, the applicable trustee will be required, in the exercise of their respective power, to use the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities, unless such holder has offered to the trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

  Satisfaction and Discharge of Indenture

        The indentures will be discharged and will cease to be of further effect as to all debt securities of any series that have been issued thereunder, when:

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  either:

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  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable trustee for cancellation, or

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  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the applicable trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the aggregate indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, and interest, if any, on, the debt securities to the date of maturity or redemption (provided that no default or event of default has occurred and is continuing and such deposit will not breach any other instrument by which we are bound);

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  we have paid or caused to be paid all sums payable by it in respect of such securities of such series under the applicable indenture; and

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  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or on the redemption date, as the case may be.

        In addition we must deliver an officer certificate and opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.

  Defeasance of Certain Covenants and Certain Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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  to defease and be discharged from all of our obligations with respect to such debt securities, which we refer to as defeasance, or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to as covenant defeasance.

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to such stated date for payment or to a particular redemption date;

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  we must deliver to trustee an opinion of counsel to the effect that that the holders of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred;

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  no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the granting of liens to secure such borrowings);

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  such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we are a party or bound;

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  we must deliver an officer's certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

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  we must deliver an officer's certificate and opinion of counsel, stating that all conditions precedent relating to the defeasance have been complied with.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indentures do not require that any of our subsidiaries be a guarantor of any series of debt securities and permit the guarantors for any series of guaranteed debt securities to be different from any other series of guaranteed debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving entity) another entity, other than us or another guarantor, unless:

  •
  immediately after giving effect to such transaction, no default or event of default exists; and

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  the entity acquiring the property in such sale or disposition or the surviving entity is an entity organized or existing under the laws of a U.S. jurisdiction and expressly assumes all the obligations of that guarantor under its guaranty; and

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  we have delivered to the applicable trustee an officers' certificate and opinion of counsel stating that the merger, consolidation or transfer and supplemental agreements, if any, comply with the applicable indenture.

        The guaranty of a guarantor will be released:

  •
  in connection with any sale or other disposition of all or substantially all of the assets, or all of the capital stock, of that guarantor, by way of merger, consolidation or otherwise, to an entity that is not (either before or after giving effect to such transaction) us or a subsidiary; provided such sale, merger or consolidation is made in accordance with the terms of the applicable indenture; or

  •
  upon defeasance or covenant defeasance in accordance with the applicable indenture.

        Any guarantor not released from its obligations under its guarantee will remain liable for the full amount of principal of, premium on, if any, interest, if any, on, the debt securities of such series.

        The applicable prospectus supplement relating to any series of guaranteed debt securities may specify other terms of the applicable guarantees.

Subordination

        If specified in the applicable prospectus supplement, the debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

        Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Notices

        Unless otherwise indicated in the applicable prospectus supplement, we will give notices to holders of the debt securities by mail at the addresses listed in the security register.

Governing Law

        The indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

        We have not selected a trustee under the indenture. Disclosure regarding the trustee will be provided in an applicable prospectus supplement or amendment hereto.

DESCRIPTION OF CAPITAL STOCK

        The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our restated certificate of incorporation and amended and restated bylaws, each of which has been incorporated by reference as an exhibit to this registration statement.

        As of October 31, 2013, our authorized capital stock was 275,000,000 shares. Those shares consisted of: (a) 250,000,000 shares of common stock, par value $0.01 per share, of which 107,287,481 shares were outstanding; and (b) 25,000,000 shares of preferred stock, par value $0.01 per share, none of which was outstanding.

Common Stock

  Listing

        Our outstanding shares of common stock are listed on the NASDAQ Capital Market under the symbol "ZAZA."

  Dividends

        We have not paid any cash dividends in the past on our common stock. The covenants in certain debt instruments to which we are a party place certain restrictions and conditions on our ability to pay dividends. Furthermore, the warrants that were issued on February 21, 2012 to the purchasers of our senior secured notes having an aggregate principal amount of $100,000,000 and maturing in 2017 prohibit the payment of cash dividends on our common stock. Also, as a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. Any future cash dividends would depend on contractual limitations, future earnings, capital requirements, our financial condition and other factors determined by our board of directors.

  Voting Rights

        Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our amended and restated bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the votes cast, except for elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. The holders of one-third of the outstanding shares of our common stock entitled to vote on a matter that are present in person or by proxy will constitute a quorum. Holders of common stock may not cumulate their votes in the elections of directors.

  Amendments to the Restated Certificate of Incorporation and Amended and Restated Bylaws

        Any amendment to our restated certificate of incorporation requires the approval of the board of directors and the affirmative vote of a majority of the holders of the shares of capital stock entitled to vote thereon. However, until February 21, 2015, each stockholder party to the stockholders' agreement by and among certain of our stockholders that hold a majority of our outstanding common stock will vote, or execute consents in respect of, all of its shares of voting stock against any proposed amendment to our restated certificate of incorporation that is inconsistent in any material respect with the provisions of the stockholders' agreement.

        Any amendment to our amended and restated bylaws will be made by the board of directors by the affirmative vote of a majority of the directors then serving, subject to the right of the stockholders to vote thereon. However, until February 21, 2015, each stockholder party to the stockholders' agreement will vote, or execute consents in respect of, all of its shares of voting stock against any proposed amendment to our amended and restated bylaws that is inconsistent in any material respect with the provisions of the stockholders' agreement.

  Other Rights

        We will notify common stockholders of any stockholders' meetings according to the terms of our amended and restated bylaws and applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

        The following description of the terms of preferred stock sets forth certain general terms and provisions for our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

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  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

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  any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of the preferred stock.

        The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

        Our board of directors can, without approval of stockholders, issue one or more series of preferred stock. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences, limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

        Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions under Delaware Law, our Restated Certificate of Incorporation and Amended and Restated Bylaws

        Certain provisions in our restated certificate of incorporation and amended and restated bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

  Board of Directors

        Our restated certificate of incorporation, amended and restated bylaws and a stockholders' agreement by and among certain of our stockholders that hold a majority of our common stock provide that, subject to the rights of the holders of shares of any series of preferred stock then outstanding, until February 21, 2015, the number of directors comprising the board of directors will be nine (unless changed by a vote of at least 75% of the directors). Until February 21, 2015, entities controlled by Todd A. Brooks, John E. Hearn Jr. and Gaston L. Kearby, the former managing members of ZaZa LLC (the "ZaZa Legacy Owners"), will be entitled to designate a proportionate number of directors to the board of directors (but not more than seven) based upon their (and their permitted transferees') percentage ownership of ZaZa. Thus, during such period, as long as the ZaZa Legacy Owners (and their permitted transferees) own at least approximately 72.2% of the outstanding shares of our common stock and the board of directors is composed of nine directors, the ZaZa Legacy Owners will continue to have the right to designate seven directors. Our remaining directors will be nominated by a nominating committee consisting of two directors (the "Toreador Designees") selected by the former owners of Toreador (and their successors) and one independent director selected by the ZaZa Legacy Owners. Until February 21, 2015, the ZaZa Legacy Owners will be required to vote their shares of common stock in favor of the nominees of the nominating committee. After February 21, 2015, if the ZaZa Legacy Owners jointly vote their shares of common stock, they will be able to nominate and elect all members of the board of directors. However, we are not currently aware of any agreement or arrangement among the ZaZa Legacy Owners to act collectively. Pursuant to the stockholders' agreement, the stockholders who are party to the stockholders' agreement will not vote for the removal of a director elected in accordance with the procedures in the stockholders' agreement. After February 21, 2015, the board of the directors will consist of not less than five (5) nor more than fifteen (15) directors, and at and following such time, any or all of the directors may be removed for or without cause at any annual meeting or special meeting of the stockholders, upon the affirmative vote of the majority of the outstanding shares of each class of common stock entitled to vote.

  Advance Notice of Stockholder Nominations and Stockholder Business

        Our amended and restated bylaws require written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, must be received not more than 180 days nor less than 120 days prior to the anniversary of the preceding year's annual meeting. In the event of a special meeting, or if the date for the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, such stockholder's notice must be received no later than the close of business on the tenth day after the earlier of the date on which notice of the meeting date was mailed or public disclosure of the meeting date was made. This provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

  Blank Check Preferred Stock

        Our restated certificate of incorporation authorizes the issuance of up to 25 million shares of blank check preferred stock. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

  Business Combinations Under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the DGCL. Section 203 prevents a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of our outstanding voting stock, or an "interested stockholder," from engaging in certain business combinations with us for three years following the time that the interested stockholder became an interested stockholder. These restrictions do not apply if:

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  before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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  following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Section 203 defines a "business combination" to include (1) any merger or consolidation involving the corporation and an interested stockholder; (2) any sale, lease, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification of Officers and Directors

        Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

        Our restated certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability:

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  for any breach of the officer's or director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

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  for any transaction from which the officer or director derived an improper personal benefit.

        The inclusion in our restated certificate of incorporation of a provision indemnifying our officers and directors to the fullest extent permitted by Delaware law may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders.

        Both our restated certificate of incorporation and amended and restated bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF RIGHTS

        We may issue subscription rights to purchase debt securities, common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

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  the date of determining the securityholders entitled to the rights distribution;

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  the price, if any, for the subscription rights;

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  the exercise price payable for the common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription right;

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  the number of subscription rights issued to each securityholder;

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  the amount of common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased per each subscription right;

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  any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

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  the extent to which the subscription rights are transferable;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

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  any applicable federal income tax considerations; and

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters or other investors pursuant to which the underwriters or other investors will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices, if any, at which such warrants will be issued;

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  the extent to which the warrants are not transferable;

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  the designation, number or principal amount and terms of our debt securities, common stock, preferred stock or depositary shares or combination thereof, purchasable upon exercise of such warrants;

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  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

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  the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

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  whether the warrants will be issued in registered or bearer form;

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  the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the identity of the warrant agent;

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  the maximum or minimum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the material terms of any standby underwriting agreement entered into by us in connection with any warrants;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  any redemption or call provisions;

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  any applicable federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or preferred stock of any series.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

        In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our debt securities or preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the debt security or share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the debt security or preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders of such contracts to purchase from us, and for us to sell to holders, a specific or variable number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities or other obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice-versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any purchase contracts offered thereby, including the following:

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  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  any applicable federal income tax considerations; and

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  whether the purchase contracts will be issued in fully registered or global form.

 DESCRIPTION OF UNITS

        We may issue units comprising one or more of our securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any units offered thereby, including the following:

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  the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units;

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  any applicable federal income tax considerations; and

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  whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

        We may sell the offered securities (1) through agents, (2) to or through underwriters or dealers, (3) directly to one or more acquirers, or (4) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct acquirers and their compensation, in a prospectus supplement.

        The securities may be distributed from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

Direct Sales and Sales through Agents

        We may sell the offered securities directly to acquirers. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (or the Securities Act), with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Sales through Underwriters or Dealers

        If underwriters are used in the sale of the offered securities, we will execute an underwriting agreement with them regarding the securities. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, legal opinions relating to the securities being offered by this prospectus will be rendered by Sidley Austin LLP, Houston, Texas or by counsel named in the applicable prospectus supplement. If legal matters in connection with particular offerings of the securities in the future are passed upon by counsel to the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of ZaZa Energy Corporation appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation's ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Ryder Scott Company, L.P., independent petroleum engineer firms. This information and the report of Ryder Scott Company, L.P. are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

        Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Rex Morris, a consulting reservoir engineer. This information and the report of Rex Morris are incorporated by reference herein and in the registration statement upon the authority of said expert with respect to such matters covered by such report and in giving such report.

$10,000,000

Common Stock

Prospectus Supplement

March 31, 2014